                                                                   EXHIBIT 10.12

                                                                  EXECUTION COPY




================================================================================





                             UNITED AUTO GROUP, INC.


                             STOCKHOLDERS AGREEMENT


                                  BY AND AMONG


                                  AIF II, L.P.,

                           AENEAS VENTURE CORPORATION,

                    INTERNATIONAL MOTOR CARS GROUP I, L.L.C.,

                   INTERNATIONAL MOTOR CARS GROUP II, L.L.C.,

                       TRACE INTERNATIONAL HOLDINGS, INC.,

                                       AND

                             UNITED AUTO GROUP, INC.





                             Dated as of May 3, 1999

================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                          Page #
                                                                          ------

ARTICLE I.  DEFINITIONS........................................................1

   Section 1.1.  Definitions...................................................1
   Section 1.2.  Rules of Construction.........................................3


ARTICLE II.  BOARD COMPOSITION AND VOTING AGREEMENTS...........................4

   Section 2.1.  Board Composition from the Initial Closing Date through the Second Closing Date...............................4
   Section 2.2.  Board Composition from the Second Closing Date................4
   Section 2.3.  Composition of Committees of the Board of Directors...........5
   Section 2.4.  Voting Agreement..............................................5
   Section 2.5.  Reduction in Right of PCP Entities to Designate Directors.....6
   Section 2.6.  Suspension of Right to Designate Directors....................6
   Section 2.7.  Replacement Directors.........................................7
   Section 2.8.  Resignation of PCP Directors..................................7
   Section 2.9.  Termination of Article II.....................................7


ARTICLE III.  STANDSTILL PROVISIONS............................................7

   Section 3.1.  Standstill Provisions.........................................7
   Section 3.2.  Exceptions to the Standstill Provisions.......................8


ARTICLE IV.  TRANSFER RESTRICTIONS.............................................9

   Section 4.1.  Restrictions on Transfer of Restricted Securities.............9
   Section 4.2.  Tag-Along Rights..............................................9
   Section 4.3.  Transferees; Noncomplying Transfers..........................10
   Section 4.4.  Restrictions on Transfers of Interests in the PCP Entities...10


ARTICLE V.  CERTAIN COVENANTS.................................................11

   Section 5.1.  Legend on Certificates.......................................11
   Section 5.2.  Roger Penske to Serve as Chairman and Chief Executive
                 Officer......................................................11


Section 5.3.  Approval of Company Action Under the Securities Purchase
              Agreement.......................................................12

   Section 5.4. Trace Shelf Registration Statement............................12
   Section 5.5.  Further Assurances...........................................12



                                       (i)

ARTICLE VI.  MUTUAL REPRESENTATIONS AND WARRANTIES............................13

   Section 6.1.  Organization.................................................13
   Section 6.2.  Authorization, Validity and Enforceability...................13
   Section 6.3.  No Violation or Breach.......................................13
   Section 6.4.  Beneficial Ownership of Common Stock.........................14


ARTICLE VII.  TERM............................................................14

   Section 7.1.  Term.........................................................14
   Section 7.2.  Effects of Termination.......................................14


ARTICLE VIII.  MISCELLANEOUS PROVISIONS.......................................14

   Section 8.1.  Survival.....................................................14
   Section 8.2.  Notices......................................................14
   Section 8.3.  Amendments...................................................16
   Section 8.4.  Assignment and Parties in Interest...........................16
   Section 8.5.  Expenses.....................................................16
   Section 8.6.  Entire Agreement.............................................16
   Section 8.7.  Descriptive Headings.........................................17
   Section 8.8.  Counterparts.................................................17
   Section 8.9.  Governing Law; Jurisdiction..................................17
   Section 8.10. Severability.................................................17
   Section 8.11. Specific Performance.........................................18
Schedule 6.3 - Conflicts
Schedule 6.4 - Equity Ownership





                                      (ii)

                             STOCKHOLDERS AGREEMENT

                  STOCKHOLDERS AGREEMENT (the "Agreement") dated as of May 3, 1999 by and among AIF II, L.P., a Delaware limited partnership ("Apollo"), Aeneas Venture Corporation, a Delaware corporation ("Harvard"), International Motor Cars Group I, L.L.C. ("PCP I"), International Motor Cars Group II, L.L.C. ("PCP II" and, together with PCP I, the "PCP Entities"), Trace International Holdings, Inc. ("Trace" and together with Apollo, Harvard and the PCP Entities, the "Restricted Stockholders"), and United Auto Group, Inc. (the "Company").

                  WHEREAS, pursuant to the terms of a Securities Purchase Agreement, between the Company and the PCP Entities, dated as of April 12, 1999 (the "Securities Purchase Agreement"), the PCP Entities are acquiring Series A Convertible Preferred Stock, par value $.0001 per share, of the Company (the "Series A Preferred Stock"), Series B Convertible Preferred Stock, par value $.0001 per share (the "Series B Preferred Stock") and warrants (the "Warrants") to acquire the Company's voting Common Stock, par value $.0001 per share, and non-voting Common Stock, par value $.0001 per share (together, the "Common Stock"), of the Company;

                  WHEREAS, Apollo, Harvard and Trace are existing stockholders of the Company; and

                  WHEREAS, the parties wish to provide for certain matters relating to the ownership and transfer of the Common Stock.

                  NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

                  Section 1.1. Definitions. Unless otherwise defined herein, the terms defined in the introductory paragraph and the Recitals to this Agreement shall have the respective meanings specified therein, and the following terms shall have the meanings specified below:

                  "Adjusted Beneficial Ownership" is defined in Section 2.5.

                  "Affiliate" means affiliate as defined in Rule 405 promulgated under the Securities Act.

                  "Apollo" has the meaning set forth in the preamble.

                  "Beneficial Ownership" means "beneficial ownership" as defined in Rule 13d-5 promulgated under the Exchange Act.

         The term "Beneficial Owner" shall have a correlative meaning.

                  "Business Day" means a calendar day, other than (a) a Saturday or Sunday and (b) a day on which commercial banks are required or permitted by law or other governmental action to close in New York, New York, United States of America.

                  "Common Stock" has the meaning set forth in the recitals hereto, and includes any securities issued with respect to such shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, amalgamation, merger, consolidation or other reorganization or otherwise.

                  "Company" has the meaning set forth in the recitals hereto.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Harvard" has the meaning set forth in the recitals hereto.

                  "Independent Directors" (a) initially means two persons who were members of the Audit Committee of the Company's Board of Directors as of December 31, 1998 and who shall be selected by a majority of said Audit Committee and (b) after the Initial Closing Dates means persons nominated by the immediately preceding Independent Directors who are not Affiliates of either the PCP Entities or their respective Affiliates (other than the Company).

                  "Initial Closing Date" means the date of the "Initial Closing" (as defined in the Securities Purchase Agreement).

                  "PCP Directors" has the meaning set forth in Section 2.1.

                  "PCP Entities" has the meaning set forth in the recitals hereto.

                  "PCP I" has the meaning set forth in the recitals hereto.

                  "PCP II" has the meaning set forth in the recitals hereto.

                  "Permitted Transferee" of a person means (i) a corporation, partnership or other entity wholly owned by such person; provided that such corporation, partnership or other entity shall agree in writing that it shall transfer to such person any Restricted Securities which it holds prior to such time as it ceases to be wholly owned by such person, and
         (ii) the equity owners of such person to the extent such equity owners receive a pro rata distribution of Restricted Securities.

                  "Restricted Securities" means any Common Stock or other equity security of the Company Beneficially Owned by a Restricted Stockholder and any securities convertible, exercisable or exchangeable for Common Stock or such other equity securities, including, without limitation, the Series A Preferred Stock and the Warrants.

                  "Restricted Stockholder" has the meaning set forth in the preamble.

                  "Second Closing Date" means the date of the "Second Closing" (as defined in the Securities Purchase Agreement).

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Purchase Agreement" has the meaning set forth in the recitals hereto.

                  "Series A Preferred Stock" has the meaning set forth in the recitals hereto.

                  "Series B Preferred Stock" has the meaning set forth in the recitals hereto.

                  "Tag-Along Notice" is defined in Section 4.2.

                  "Tag-Along Stockholders" is defined in Section 4.2.

                  "Trace" has the meaning set forth in the recitals hereto.

                  "Transfer" means any direct or indirect transfer, sale, assignment, gift, pledge, mortgage, hypothecation or other disposition of any interest. The term "Transferee" shall have a correlative meaning.

                  "Warrants" has the meaning set forth in the recitals hereto.

                  Section 1.2. Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement;
(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect in the United States of America; (c) "or" is not exclusive; and (d) words in the singular include the plural, and in the plural include the singular. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any references to any statute or law shall also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                                   ARTICLE II.

                     BOARD COMPOSITION AND VOTING AGREEMENTS

                  Section 2.1. Board Composition from the Initial Closing Date through the Second Closing Date. From the Initial Closing Date through and including the Second Closing Date, the Restricted Stockholders shall use their reasonable best efforts to have the Board of Directors of the Company consist of seven (7) persons as follows:

                  (a) Roger Penske, and two (2) additional directors nominated by the PCP Entities (nominating as a single group) (Mr. Penske and any additional directors nominated by the PCP Entities are collectively referred to as the "PCP Directors").

                  (b) One (1) director nominated by Trace.

                  (c) The chief operating officer of the Company as of the date immediately prior to the Initial Closing Date, or in his absence, another person designated by the Independent Directors.

                  (d) Two (2) Independent Directors.

                  Section 2.2. Board Composition from the Second Closing Date. The Restricted Stockholders shall use their reasonable best efforts to:

                  (a) Prior to the Second Closing Date:

                           (i) expand the size of the Board of Directors of the
                  Company to nine (9) persons effective as of the Second Closing Date; and

                           (ii) nominate for election by the Company's
                  stockholders two additional PCP Directors to fill the vacancies created by the expansion of the size of the Board of Directors.

                  (b) On the Second Closing Date, fill the vacancies created by the expansion of the size of the Board of Directors with the directors elected by the stockholders.

                  (c) From and after the earlier of (x) the first meeting of stockholders of the Company following the Second Closing Date, and (y) the first vacancy on the Board of

         Directors following the Second Closing Date, cause the Board of Directors to consist of:

                           (i) Roger Penske, and four (4) additional PCP
                 Directors.

                           (ii) One (1) director nominated by Trace.

                           (iii) Three (3) Independent Directors.

                  Section 2.3. Composition of Committees of the Board of Directors.

                  (a) From the Initial Closing Date through the Second Closing Date, the Restricted Stockholders shall use their reasonable best efforts to have PCP Directors appointed to committees of the Board of Directors of the Company as follows:

                           (i) PCP Directors shall be appointed to constitute no
                  less than one-half of the members of the Executive Committee, if any.

                           (ii) One PCP Director shall be appointed to each
                  other committee of the Board of Directors and other members of which not less than 2 (two) shall be Independent Directors.

                  (b) From and after the Second Closing Date, the Restricted Stockholders shall use their reasonable best efforts to have the Compensation Committee of the Board of Directors of the Company consist of four persons as follows:

                           (i) Roger Penske and one (1) additional PCP Director.

                           (ii) Two (2) Independent Directors.

                  Section 2.4. Voting Agreement. Each of the Restricted Stockholders agrees to vote all of the voting securities of the Company Beneficially Owned by it in favor of the persons to be nominated as directors pursuant to Section 2.1 or 2.2, and to take all other reasonable action to cause such Persons to be elected as the only directors of the Company.

                  Section 2.5. Reduction in Right of PCP Entities to Designate Directors. Notwithstanding anything to the contrary contained in this Agreement, at such time after the Second Closing Date as the percentage Beneficial Ownership in the Company of the PCP Entities, taken together, and excluding Common Stock Beneficially Owned as a result of unexercised Warrants ("Adjusted Beneficial Ownership") is reduced below 20% then the number of PCP Directors shall be reduced to the applicable number in the chart below:


If such Adjusted
Beneficial Ownership                                        No. of PCP Directors
is equal to or                                              to be designated
greater than:                but less than:                 thereafter
-------------                --------------                 ----------
17.5%                        20.0%                          4
15.0%                        17.5%                          3
12.5%                        15.0%                          2
10.0%                        12.5%                          1

         The number of PCP Directors to be designated shall be further reduced as such Adjusted Beneficial Ownership is further reduced, as provided in the chart above. Any reduction resulting from application of this Section 2.5 shall take place on the earlier to occur of (x) the first meeting of stockholders of the Company following the determination of such reduction, and (y) the first vacancy on the Board of Directors following the determination of such reduction.

                  Section 2.6. Suspension of Right to Designate Directors. Notwithstanding anything to the contrary contained in this Agreement, the right of the PCP Entities or Trace to designate directors of the Company shall be suspended at such time as either:

                  (a) such Restricted Stockholder's Beneficial Ownership in the Company (with respect to the PCP Entities, their Adjusted Beneficial Ownership) is reduced below 10%; or

                  (b) in the case of the PCP Entities, if either (i) they are in default of Section 5.2(b) other than as a result of the death, incapacity, or capture and detention of Mr. Penske, or (ii) one or both of the PCP Entities has requested that the Company repurchase all or a portion of its Restricted Securities pursuant to the terms of the Securities Purchase Agreement.

                  Section 2.7. Replacement Directors . During such time as the right of either the PCP Entities or Trace to nominate directors is reduced or suspended pursuant to Section 2.5 or 2.6, the Restricted Stockholders shall use their reasonable best efforts to have the successors to such directors both:
(a)be selected by a majority of the remaining Board of Directors, excluding the director whose position is no longer entitled to be designated by Trace or the PCP Entities, and (b) not be Affiliates of the PCP Entities and their Affiliates (other than the Company and its subsidiaries).

                  Section 2.8. Resignation of PCP Directors . Upon exercise by the PCP Entities of their right pursuant to Section 7.2 or 7.4 of the Securities Purchase Agreement, the PCP Entities shall cause all of the PCP Directors to immediately resign as members of the Board of Directors of the Company.

                  Section 2.9. Termination of Article II. The provisions contained in this Article II shall terminate and be of no further effect from and after the third anniversary of the Initial Closing Date.


                                  ARTICLE III.

                              STANDSTILL PROVISIONS

                  Section 3.1. Standstill Provisions. Subject to Section 3.2, at any time prior to the third anniversary of the Initial Closing Date, each Restricted Stockholder shall not, and shall cause its Affiliates not to, either alone or as part of a "group" (as such term is used in Section 13d-5 (as such rule is currently in effect) of the Exchange Act), directly or indirectly:

                  (a) acquire or seek to acquire, by purchase or otherwise, ownership (including, but not limited to, Beneficial Ownership) of (i) any capital stock of the Company, or direct or indirect rights (including convertible securities) or options to acquire such capital stock or (ii) any of the assets or businesses of the Company, or direct or indirect rights or options to acquire such assets or businesses;

                  (b) offer, seek or propose to enter into any transaction of merger, consolidation, sale of substantial assets or any other business combination involving the Company or any of its Affiliates, whether or not any parties other than such Restricted Stockholder and its Affiliates are involved;

                  (c) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company of any of its Affiliates, except as set forth in Article II of this Agreement;

                  (d) initiate or propose any stockholder proposals for submission to a vote of stockholders, whether by action at a stockholder meeting or by written consent, with respect to the Company or any of its Affiliates, or except as provided in this Agreement propose any person for election to the Board of Directors of the Company;

                  (e) disclose to any third party, or make any filing under the Exchange Act, including, without limitation, under Section 13(d) thereof, disclosing, any intention, plan or arrangement inconsistent with the foregoing;

                  (f) form, join or in any way participate in a group to take any actions otherwise prohibited by the terms of this Agreement;

                  (g) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing; or

                  (h) make any public announcement with respect to any of the foregoing.

                  Section 3.2. Exceptions to the Standstill Provisions. Notwithstanding the foregoing, the provisions of Section 3.1 shall not prohibit:

                  (a) any transaction by a Restricted Stockholder approved by either (i) a majority of the members of the Board of Directors who are neither designated by such Restricted Stockholder nor otherwise affiliated with such Restricted Stockholder, or (ii) a majority of the stockholders of the Company other than such Restricted Stockholder and its Affiliates;

                  (b) in the case of the PCP Entities, the acquisition of securities pursuant to the terms of the Securities Purchase Agreement;

                  (c) in the case of the PCP Entities, Harvard and Apollo, the acquisition of securities or of Beneficial Ownership of securities if, after giving effect to such acquisition, the Beneficial Ownership of such Restricted Stockholder in the Company is less than or equal to 49%;

                  (d) in the case of the PCP Entities, a tender offer for all, but not less than all, of the outstanding Common Stock of the Company or a merger with or into the Company;

                  (e) the granting by the Board of Directors of options to Affiliates of Restricted Stockholders; or

                  (f)      the exercise of stock options.

                                   ARTICLE IV.

                              TRANSFER RESTRICTIONS

                  Section 4.1. Restrictions on Transfer of Restricted Securities. Until the third anniversary of the Initial Closing Date, neither of the PCP Entities nor Trace shall Transfer any of its Restricted Securities except:

                  (a) as part of a merger, consolidation or amalgamation of the Company or a tender offer for Common Stock of the Company which is open to all stockholders of the Company;

                  (b) in the case of a PCP Entity, a Transfer of Common Stock in compliance with Section 4.2 of this Agreement to a Transferee that has agreed to comply with the provisions of Section 4.2.

                  (c) to a Permitted Transferee who shall have become a party to this Agreement by executing a signature page hereto and delivering such signature page to the Company and the other Restricted Stockholders, which execution and delivery shall constitute an agreement by such Permitted Transferee that it and the Restricted Securities that it acquires shall be bound by and entitled to the benefits of this Agreement;

                  (d) pursuant to a Brokers' Transaction (as such term is defined in Rule 144(g) under the Securities Act) or pursuant to an underwritten public offering of Common Stock; or

                  (e) to a pledgee of the Restricted Securities pursuant to a pledge (or other security) agreement existing as of the date of this Agreement.

                  Section 4.2.  Tag-Along Rights

                  (a) In the event either or both of the PCP Entities desires to Transfer any Restricted Securities pursuant to Section 4.1(b) at any time prior to the third anniversary of the Initial Closing Date, such PCP Entity shall notify Apollo and Harvard (the "Tag-Along Stockholders") in writing, of such proposed Transfer and its terms and conditions (the "Tag-Along Notice").

                  (b) Within ten (10) Business Days of the date of the Tag-Along Notice, each Tag-Along Stockholder shall notify the PCP Entities if it elects to participate in such Transfer. Any such Tag-Along Stockholder that fails to notify either PCP Entity within such ten (10) Business Day period shall be deemed to have waived its rights to participate in such Transfer. Each such Tag-Along Stockholder that so notifies the PCP Entities shall have the right to Transfer, at the same price per share of Common

         Stock and on the same terms and conditions as the applicable PCP Entity or Entities, an amount of shares equal to the shares the Transferee actually proposes to purchase multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock issued and owned by such Tag-Along Stockholder and the denominator of which shall be the aggregate number of shares of Common Stock issued and owned by such PCP Entity (or both PCP Entities, if both are selling pursuant to such transaction) and each other Tag-Along Stockholder exercising its rights under this Section (assuming for purposes of calculating such fraction the conversion of all convertible securities and the exercise of all options and warrants held by the PCP Entities and each other Tag-Along Stockholder exercising its rights under this Section).

                  Section 4.3. Transferees; Noncomplying Transfers. In the event of any purported Transfer of any Restricted Securities in violation of Article IV of this Agreement, such purported Transfer shall be void and of no effect, and no dividend of any kind whatsoever nor any distribution pursuant to liquidation or otherwise shall be paid by the Company to the purported transferee in respect of such Restricted Securities (all such dividends and distributions being deemed waived), and the voting rights of such Restricted Securities, if any, on any matter whatsoever shall remain vested in the Transferor, and the Transferor shall not be relieved of any of its obligations hereunder as the holder of such Restricted Securities. In the event of such a non-complying Transfer, the Company shall not Transfer any such Restricted Securities on its books or recognize the purported Transferee as a stockholder, for any purpose, until all applicable provisions of this Agreement have been complied with.

                  Section 4.4. Restrictions on Transfers of Interests in the PCP Entities. Until the second anniversary of the Initial Closing Date:

                  (a) Each of the PCP Entities shall not register or permit any Transfer of the membership interests in such entity by Penske Corporation or Penske Capital Partners, L.L.C., except pursuant to a pro rata Transfer by all of the members of interests valued at up to $15 million to certain members of the Company's management (a "Management Incentive Transfer").

                  (b) Penske Corporation and Penske Capital Partners, L.L.C. each agrees not to Transfer any interest in the PCP Entities or Restricted Securities, except for a Management Incentive Transfer.

                                   ARTICLE V.

                                CERTAIN COVENANTS

                  Section 5.1. Legend on Certificates. Each certificate for Restricted Securities of PCP shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THAT CERTAIN STOCKHOLDERS AGREEMENT, BY AND AMONG UNITED AUTO GROUP, INC., TRACE INTERNATIONAL HOLDINGS, INC., INTERNATIONAL MOTOR CARS GROUP I, L.L.C., INTERNATIONAL MOTOR CARS GROUP II, L.L.C., AIF II, L.P. AND AENEAS VENTURE CORPORATION, A COUNTERPART OF WHICH STOCKHOLDERS AGREEMENT HAS BEEN PLACED ON FILE BY THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS AND ITS REGISTERED OFFICE. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE RECORD HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY AT THE PRINCIPAL PLACE OF BUSINESS OF THE COMPANY."

                  Section 5.2. Roger Penske to Serve as Chairman and Chief Executive Officer.

                  (a) On the Initial Closing Date, the Restricted Stockholders shall use their reasonable best efforts to have Roger Penske appointed as Chairman and Chief Executive Officer of the Company.

                  (b) From and after the Initial Closing Date, the PCP Entities shall cause Roger Penske:

                           (i) to serve as the Chairman of the Company until the
                  third anniversary of the Second Closing Date and as Chief Executive Officer of the Company until the second anniversary of the Second Closing Date; provided, however, such obligation shall cease if pursuant to Sections 2.5 or 2.6, PCP Directors shall no longer constitute a majority of the Company's Board of Directors, and provided further, that upon exercise by the PCP Entities of their right pursuant to Section 7.2 or 7.4 of the Securities Purchase Agreement, Roger Penske shall promptly, but in no event later than the Business Day immediately following such exercise, resign as Chairman, as a Director and as Chief Executive Officer;

                           (ii) to receive compensation payable by the Company
                  no greater than: (x) salary of $1 per annum, (y) a bonus determined by the Compensation Committee of the Board of Directors, and (z) options for 400,000 shares of Common Stock with an exercise price of $10.00 per share to be granted on the Second Closing Date.

                  Such options shall vest in equal installments over a three year period from and after the Initial Closing Date, so long as Mr. Penske continues to serve as Chairman of the Board of Directors.

                  Section 5.3. Approval of Company Action Under the Securities Purchase Agreement. From and after the Initial Closing Date, all consents, waivers, amendments or other actions on the part of the Company under the Securities Purchase Agreement and the other agreements with the PCP Entities contemplated by the Securities Purchase Agreement shall be undertaken under the direction of a majority of the Board of Directors (excluding for such purposes the PCP Directors and any other directors Affiliated with either PCP Entity).

                  Section 5.4.  Trace Shelf Registration Statement.

                  (a) From the date hereof through the third anniversary of the Initial Closing Date, the Company shall use its reasonable best efforts to maintain effective a registration statement relating to the sale by Trace of its Restricted Securities, including, without limitation, filing accountants' consents and updating the disclosure for material developments.

                  (b) Trace shall reimburse the Company for its reasonable out-of-pocket expenses incurred in connection with keeping such registration statement effective.

                  Section 5.5. Further Assurances. Each of the parties hereto shall use commercially reasonable efforts to do such additional things and execute such documents as are reasonably necessary or proper to carry out and effectuate the intent of this Agreement or any part hereof.

                                   ARTICLE VI.

                      MUTUAL REPRESENTATIONS AND WARRANTIES

                  Each of the parties hereto represents and warrants to the others as follows:

                  Section 6.1. Organization. It is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has all requisite power and authority to own, lease and operate its assets and properties and to conduct its business as currently being conducted.

                  Section 6.2. Authorization, Validity and Enforceability. It has full power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by its board of directors or other governing body and no other proceedings on its part are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by it, and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting rights of creditors generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  Section 6.3. No Violation or Breach. Except as set forth on
Schedule 6.3, the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby, do not and will not conflict with, result in a violation or breach of, constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) or give rise to any right of termination or acceleration of any right or obligation of it under, or result in the creation or imposition of any lien, mortgage, pledge, security interest, claim, right of first refusal or other limitation on transfer or other encumbrance upon any of its Restricted Securities by reason of the terms of, (a) its memorandum of association, certificate of incorporation, by-laws or other charter or organizational document, (b) any contract, agreement, lease, license, mortgage, note, bond, debenture, indenture or other instrument or obligation to which it is a party or by or to which it or its assets or properties may be bound or subject, (c) any order, writ, judgment, injunction, award, decree, law, statute, rule or regulation applicable to it or (d) any license, permit, order, consent, approval, registration, authorization or qualification with or under any governmental agency, other than in the case of clauses (b), (c) or (d) above any conflict, violation, breach or default which would not, individually or in the aggregate together with all other such conflicts, violations, breaches or defaults, have a material adverse effect on it or have a material adverse effect on its ability to perform its obligations, or consummate the transactions contemplated, hereunder.

                  Section 6.4. Beneficial Ownership of Common Stock. As of the Initial Closing Date, such Restricted Stockholder Beneficially Owns the shares of Common Stock set forth opposite its name on Schedule 6.4.

                                  ARTICLE VII.

                                      TERM

                  Section 7.1. Term. This Agreement shall commence on the date hereof, and shall terminate on the earliest of (a) the termination of the Securities Purchase Agreement, (b) in the event that the Second Closing Date does not occur on or prior to December 31, 1999, January 1, 2000 and (c) December 31, 2009.

This Agreement shall terminate with respect to a Restricted Stockholder at such time as it ceases to Beneficially Own any Restricted Securities.

                  Section 7.2. Effects of Termination. Upon termination of this Agreement, this Agreement (other than Section 8.9) shall thereafter become void and have no effect, and no party hereto shall have any liability or obligation to any other party hereto in respect of this Agreement.

                                  ARTICLE VIII.

                            MISCELLANEOUS PROVISIONS

                  Section 8.1. Survival. All of the representations, warranties, covenants, and agreements of the parties contained in this Agreement shall survive the Initial Closing Date and the Second Closing Date and shall continue in full force and effect forever thereafter.

                  Section 8.2. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next Business Day, (c) one Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid), or (d) seven Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:

         If to Apollo                    Apollo Advisors, L.P.
                                         1999 Avenue of the Stars
                                         Los Angeles, CA  90067
                                         Attention:  Michael Weiner
                                         Telecopy:  (310) 201-4166

         If to Harvard                   Aeneas Venture Corporation
                                         c/o Charlesbank Capital Partners, LLC
                                         600 Atlantic Avenue, 26th Floor
                                         Boston, MA 02210
                                         Attention:  Mark A. Rosen
                                         Facsimile No. (617) 619-5402

         With a copy to:                 Ropes & Gray
         (which shall not                One International Place
         constitute notice)              Boston, MA 02110
                                         Attention:  Larry Jordan Rowe
                                         Facsimile No. (617) 951-7050

         If to either
         PCP Entity
                                         c/o Penske Capital Partners, L.L.C.
                                         399 Park Avenue
                                         New York, NY  10022


         With a copy to:                 Fried, Frank, Harris, Shriver &
         (which shall not                Jacobson
         constitute notice)              One New York Plaza
                                         New York, NY  10004


         If to Trace:                    Trace International Holdings, Inc.
                                         375 Park Avenue
                                         11th Floor
                                         New York, NY 10152
                                         Attention:  Philip N. Smith, Jr.
                                         Facsimile No.:  (212) 593-1363

         If to the Company               United Auto Group, Inc.
                                         375 Park Avenue
                                         New York, NY  10152
                                         Attention:  Philip N. Smith, Jr., Esq.
                                         Telecopy:  (212) 593-1303

         With a copy to:                 Willkie Farr & Gallagher
         (which shall not                787 Seventh Avenue
         constitute notice)              New York, NY  10019
                                         Attention:  Maurice M. Lefkort, Esq.
                                         Telecopy:  (212) 728-8111

or to such other address as either party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section 8.2.

                  Section 8.3. Amendments. The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by all of the parties hereto.

                  Section 8.4.  Assignment and Parties in Interest.

                  (a) Except as provided in Section 4.1(c), neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be assigned or delegated (by operation of law or otherwise) by any party hereto except with the prior written consent of the other parties hereto.

                  (b) This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective permitted successors and assigns; provided, however, that (i) the rights set forth in Article II hereof shall not inure to the benefit of any transferee (other than a Permitted Transferee) without the prior written consent of each Restricted Stockholder (other than the Transferor) and (ii) the provisions of this Agreement shall not be binding on any Transferee of Restricted Securities except as set forth in Sections 4.1(c) and 4.2.

                  Section 8.5. Expenses. Each party to this Agreement shall bear all of its legal, accounting, investment banking, and other expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

                  Section 8.6. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and is in full substitution for any and all prior agreements and understandings among them relating to such subject matter, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants, or agreements except as specifically set forth herein.

                  Section 8.7. Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  Section 8.8. Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

                  Section 8.9.  Governing Law; Jurisdiction.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and performed therein.

                  (b) Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America located in the County of New York for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to is respective address set forth in

         Section 8.2 shall be effective service of process for any action or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  Section 8.10. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

                  Section 8.11.  Specific Performance.

                  (a) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached, and further acknowledge and agree that money damages are an inadequate remedy for the breach of this Agreement because of the difficulty of ascertaining the amount of damage that would be suffered in the event of such breach. The parties hereto accordingly agree that they each shall be entitled to obtain specific performance of any provision of this Agreement and injunctive or other equitable relief to prevent or cure breaches of any provision of this Agreement, this being in addition to any other remedy to which they may be entitled by law or equity.

                  (b) The parties hereto further agree that they shall not be permitted or have the right to terminate or suspend performance of any provision of this Agreement, it being agreed that all provisions of this Agreement shall continue and be specifically enforceable in all events and under all circumstances regardless of any events, occurrences, actions or omissions before or after the date hereof. In furtherance of the foregoing, the parties hereto agree that they shall not be permitted to, and shall not, bring any claim seeking to terminate or suspend performance of any provision of this Agreement or seeking any determination that any provision of this Agreement (including, without limitation, this Section 8.11) is invalid, inapplicable or unenforceable.

             [The remainder of this page intentionally left blank.]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                  AIF II, L.P.



                                  By: /s/ John J. Hannan
                                     ----------------------
                                     Name:  John J. Hannan
                                     Title: Authorized Signatory


                                  AENEAS VENTURE CORPORATION



                                  By: /s/ Michael R. Eisenson
                                     ---------------------------
                                     Name:  Michael R. Eisenson
                                     Title: Authorized Signatory



                                  INTERNATIONAL MOTOR CARS GROUP, I, L.L.C.


                                  By: /s/ James A. Hislop
                                     -----------------------
                                     Name:  James A. Hislop
                                     Title: Chairman


                                  INTERNATIONAL MOTOR CARS GROUP, II, L.L.C.


                                  By: /s/ James A. Hislop
                                     -----------------------
                                     Name:  James A. Hislop
                                     Title: Chairman

                                  TRACE INTERNATIONAL HOLDINGS, INC.


                                  By: /s/ Philip N. Smith, Jr.
                                     ----------------------------
                                     Name:  Philip N. Smith, Jr.
                                     Title: Senior Vice President



                                  UNITED AUTO GROUP, INC.


                                  By: /s/ James Davidson
                                     ----------------------
                                     Name:  James Davidson
                                     Title: Executive Vice President


Solely for the purposes
of Section 4.4 hereof:


PENSKE CORPORATION


By: /s/ James A. Hislop
    -----------------------
    Name:  James A. Hislop
    Title: Director



PENSKE CAPITAL PARTNERS, L.L.C.


By: /s/ James A. Hislop
    -----------------------
    Name:  James A. Hislop
    Title: President and Chief Executive Officer

                                  Schedule 6.3

                                 Contraventions

Trace -- Trace has pledged its Common Stock in the Company to the Bank of Nova Scotia.

                                  Schedule 6.4

                 Beneficial Ownership as of Initial Closing Date

Restricted Stockholder                               Beneficial Ownership
----------------------                               --------------------
Apollo                                               1,843,656
Harvard                                              2,843,656
PCP I                                                0 (*)
PCP II                                               0 (*)
Trace                                                4,016,110

-------------

(*) Without giving effect to the acquisition of 2,906.743 shares of Series A Preferred Stock by PCP I and 821.1266 shares of Series A Preferred Stock by PCP II, in each case in connection with the Initial Closing.